                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2000 relating to the financial statements and financial statement schedule of Retek Inc., which appears in Retek Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                       /s/  PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 29, 2000